Exhibit 10.10

[FORM OF RSU AWARD AGREEMENT—

MICHAEL B. BAUGHAN/ THOMAS P. MCCAFFREY]

BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Award Agreement”) is made effective as of ______________ (the “Date of Grant”) between BE Aerospace, Inc., a Delaware corporation (the “Company”), and ____________(the “Participant”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the BE Aerospace, Inc. 2005 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant the Restricted Stock Units (the “RSUs”) provided for herein to the Participant pursuant to the Plan and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.           Grant of the Award.  Subject to the provisions of this Award Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of ________________ RSUs, subject to adjustment as set forth in the Plan.  Seventy-five percent (75%) of the RSUs shall be subject to time-based vesting (“Time-Based RSUs”) and twenty-five percent (25%) of the RSUs shall be subject to performance-based vesting (“Performance-Based RSUs”).  Each RSU gives the Participant the unsecured right to receive, subject to the terms and conditions of the Plan and this Award Agreement, one share of Common Stock.  The Participant shall not be required to pay any additional consideration for the issuance of the shares of Common Stock upon settlement of the RSUs.

2.           Incorporation of Plan.  The Participant acknowledges receipt of the Plan, a copy of which is attached hereto and represents that he is familiar with its terms and provisions.  This Award Agreement and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.  Defined terms used herein without definition shall have the meanings ascribed thereto in the Plan.

3.           Vesting Schedule.  Subject to the terms and conditions hereof, the Participant shall vest in the RSUs as follows, unless previously vested or cancelled in accordance with the provisions of the Plan or this Award Agreement (each applicable date a “Scheduled Vesting Date”):

(b)           Time-Based RSUs.  On each of the first, second, third and fourth anniversaries of the Date of Grant (each an “Anniversary Date”), twenty-five percent (25%) of the Time-Based RSUs shall vest and no longer be subject to cancellation pursuant to Section 5 or the transfer restrictions set forth in Section 7.

(c)           Performance-Based RSUs.  Subject to the Company achieving its Earnings Before Interest and Taxes target (the “Performance Target”) in the 12-month period ending on September 30th of each year during the four-year period following the Date of Grant (each such year a  “Performance Period”), Performance-Based RSUs shall vest pursuant to the following terms and no longer be subject to cancellation pursuant to Section 5 or the transfer restrictions set forth in Section 7:

(i)           If the Company achieves or exceeds one hundred percent (100%) of the Performance Target over the applicable Performance Period, twenty-five percent (25%) of the Performance-Based RSUs shall vest on the applicable Anniversary Date.

(ii)           If the Company achieves ninety percent (90%) of the Performance Target over the applicable Performance Period, ten percent (10%) of the Performance-Based RSUs shall vest on the applicable Anniversary Date.

(iii)           If the Company achieves over ninety percent (90%) but less than one hundred percent (100%) of the Performance Target over the applicable Performance Period, between ten percent (10%) and twenty-five percent (25%) of the Performance-Based RSUs (as determined on the basis of linear interpolation) shall vest on the applicable Anniversary Date.

(iv)           If the Company achieves less than ninety percent (90%) of the Performance Target over the applicable Performance Period, the Participant forfeits the amount of Performance-Based RSUs that would have vested on the applicable Anniversary Date.

The applicable Performance Targets shall be established by the Committee in writing no later than 90 days after the commencement of the applicable Performance Period for purposes of Section 162(m) the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (the “Code”).

4.           Settlement.  Each RSU shall be settled by delivery of share of Common Stock within thirty (30) days following the applicable Scheduled Vesting Date or such earlier date on which the RSUs vest pursuant to this Award Agreement (each, a “Settlement Date”).  In the sole discretion of the Committee, in lieu of the delivery of shares of Common Stock, the RSUs may be settled through a payment in cash equal to the Fair Market Value of the applicable number of shares of Common Stock, determined on the applicable Scheduled Vesting Date or, in the case of settlement in accordance with Sections 5 and 7, the date of the Participant’s termination of employment or the effective date of the Change in Control, as applicable.

5.           Termination of Employment.

(a)           Termination of Employment for Cause; Resignation without Good Reason.  In the event that prior to the vesting of all RSUs hereunder, the Participant’s employment is terminated by the Company for Cause or the Participant resigns his employment without Good Reason (each as defined in the employment agreement between the Company and the Participant dated April 27, 2007 (the “Employment Agreement”) all unvested RSUs shall be cancelled immediately without consideration as of the date of such termination.

(b)         Death; Incapacity; Termination by the Company without Cause; Resignation for Good Reason.  In the event that prior to the vesting of all RSUs hereunder, the Participant’s employment is terminated (i) due to the Participant’s death or Incapacity (as defined in the Employment Agreement), (ii) by the Company without Cause or (iii) by the Participant for Good Reason (as defined in the Employment Agreement), all of the unvested RSUs shall vest immediately.

(c)           Following a Participant’s death or termination of employment for any reason, any vested RSUs shall be settled within thirty (30) days.

6.           Change in Control.  Upon a Change in Control (as defined in the Employment Agreement) prior to the vesting of all RSUs hereunder, all of the unvested RSUs shall vest immediately and shall be settled within thirty (30) days.

7.           Nontransferability of RSUs.  Unless otherwise determined by the Committee, the RSUs may not be transferred, pledged, alienated, assigned or otherwise attorned other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of the RSUs, including, without limitation, for no consideration to a charitable institution or a Permitted Transferee.  Any RSUs transferred to a charitable institution may not be further transferable without the Committee’s approval and any RSUs transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

8.           Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to the RSUs.  Upon settlement, the Participant shall have all rights as a stockholder with respect to the shares delivered to the Participant, if any, including, without limitation, voting rights and the right to receive dividends.

9.           Dividend Equivalents.  If, after the Date of Grant and prior to the applicable Settlement Date, dividends with respect to the Common Stock are declared or paid by the Company, the Participant shall be entitled to receive dividend equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a share of Common Stock, if any, during such period multiplied by the number of RSUs.  The dividend equivalents shall be paid in cash or shares of Common Stock, as determined by the Company in its discretion, on the applicable Settlement Date.  If the Participant’s employment with the Company terminates prior to the applicable Settlement Date for any reason set forth in Section 5 of this Award Agreement or if a Change of Control occurs, the Participant shall be entitled to receive all accrued and unpaid dividend equivalents at the time the RSUs are settled in accordance with Sections 5 and 7, as applicable.  If the Participant’s employment terminates prior to the applicable Settlement Date for any reason set forth in Section 5, any accrued and unpaid dividend equivalents shall be cancelled.

10.           Legend on Certificates.  The Committee may cause a legend or legends to be put on certificates representing the shares of Common Stock delivered upon settlement of the RSUs to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the Common Stock, and any applicable federal or state laws.

11.           Conditions to Delivery of Common Stock Certificates.  The Company shall not be required to deliver any certificate for shares of Common Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee determines to be necessary or advisable; and

(b)           The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

12.           No Entitlements.

(a)           No Right to Continued Employment.  This award is not an employment agreement, and nothing in this Award Agreement or the Plan shall (i) alter the Participant’s status as an “at-will” employee of the Company, (ii) be construed as guaranteeing the Participant’s employment by the Company or as giving the Participant any right to continue in the employ of the Company during any period (including without limitation the period between the Date of Grant and the applicable vesting date in accordance with  Section 3) or (iii) be construed as giving the Participant any right to be reemployed by the Company following any termination of Employment.

(b)           No Right to Future Awards.  This award of RSUs and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of RSUs or any other equity-based award at any time in the future or in respect of any future period.

(c)           No Effect on Future Employment Compensation.  The Company has made this award of RSUs to the Participant in its sole discretion.  This award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.  In addition, this award of RSUs is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension or severance pay.

13.           Taxes and Withholding.  No later than the date as of which an amount with respect to the RSUs first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in cash, shares of Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement, or any other method approved by the Committee.  The obligations of the Company to deliver the certificates for shares of Common Stock (or the cash value pursuant to Section 4) under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding cash or shares of Common Stock to be delivered upon settlement of the RSUs.

14.           Securities Laws.  In connection with the grant or vesting of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

15.           Miscellaneous Provisions.

(a)           Notices.  Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)           Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(c)           Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)           Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)           Amendments.  The Board or the Committee shall have the power to alter, amend, modify or terminate the Plan or this Award Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Award Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to amend this Award Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to ensure that the RSUs are not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) to take into account significant acquisitions or dispositions of assets or other property by the Company.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 15(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the RSU in any manner that is consistent with the Plan and approved by the Committee.

(f)           Section 409A.

(i)           The RSUs are intended to constitute “short-term deferrals” for purposes of Section 409A of the Code and the regulations and guidance promulgated thereunder ("Section 409A").  If any provision of the Plan or this Award Agreement would, in the reasonable good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of a penalty tax under Section 409A, the Committee may modify the terms of the Plan Documents, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.  This Section 15(f) does not create an obligation on the part of the Company to modify the Plan Documents and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.

(ii)           Notwithstanding anything to the contrary in the Plan Documents, to the extent that the RSUs constitute deferred compensation for purposes of Section 409A and Participant is a "Specified Employee" (within the meaning of the Committee’s established methodology for determining "Specified Employees" for purposes of Section 409A), no payment or distribution of any amounts with respect to the RSUs that are subject to Section 409A may be made before the first business day following the six (6) month anniversary from the Participant’s Separation from Service from the Company Group (as defined in Section 409A) or, if earlier, the date of the Participant’s death.

(g)           Successor.  Except as otherwise provided herein, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(h)           Choice of Law.  Except as to matters of federal law, this Award Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

BE AEROSPACE, INC.

By:
Name:	Amin Khoury
Title:	Chairman of the Board